Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Registration No. 333-128688) of our report dated March 11, 2005, which appears on page F-8 of the registration statement, and to the reference to our Firm under the caption “Independent Auditors” in the Prospectus.

PIERCY BOWLER TAYLOR & KERN
Certified Public Accountants & Business Advisors
A Professional Corporation

Las Vegas, Nevada

November 10, 2005